                                                                     EXHIBIT 4.7

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                          FOURTH SUPPLEMENTAL INDENTURE

                                      AMONG

                         WEATHERFORD INTERNATIONAL, INC.

                         WEATHERFORD INTERNATIONAL LTD.

                                       AND

                              THE BANK OF NEW YORK

                                   AS TRUSTEE

                                   ----------

                                   DATED AS OF

                                  JUNE 26, 2002

                      TO INDENTURE DATED AS OF MAY 17, 1996

                                   ----------


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                                TABLE OF CONTENTS




ARTICLE ONE AMENDMENTS TO THE INDENTURE...........................................................................2

   SECTION 101 Applicability of Amendments........................................................................2
   SECTION 102 Definitions........................................................................................3
   SECTION 103 Notices............................................................................................3
   SECTION 104 Additional Events of Default.......................................................................3
   SECTION 105 Trustee Matters....................................................................................5
   SECTION 106 Defeasance and Covenant Defeasance.................................................................5
   SECTION 107 Guarantee..........................................................................................5

ARTICLE TWO SECURITIES TO WHICH ARTICLE ONE APPLICABLE...........................................................10

   SECTION 201 Securities to which Article One Applicable........................................................10

ARTICLE THREE CONVERSION RIGHTS..................................................................................10

   SECTION 301 Conversion Rights.................................................................................10

ARTICLE FOUR MISCELLANEOUS PROVISIONS............................................................................11

   SECTION 401 Integral Part.....................................................................................11
   SECTION 402 General Definitions...............................................................................11
   SECTION 403 Adoption, Ratification and Confirmation...........................................................11
   SECTION 404 Trust Indenture Act Controls......................................................................11
   SECTION 405 Governing Law.....................................................................................11
   SECTION 406 Severability......................................................................................11
   SECTION 407 Counterpart Originals.............................................................................12
   SECTION 408 Successors........................................................................................12
   SECTION 409 Table of Contents, Headings, etc..................................................................12
   SECTION 410 Benefit of Fourth Supplemental Indenture..........................................................12
   SECTION 411 Acceptance by Trustee.............................................................................12

         THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of June 26, 2002, among Weatherford International, Inc., a Delaware corporation (the "Company"), Weatherford International Ltd., a Bermuda exempted company ("Guarantor"), and The Bank of New York (as successor in interest to Bank of Montreal Trust Company) (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 17, 1996, as supplemented by the First Supplemental Indenture thereto, dated as of May 27, 1998, the Second Supplemental Indenture thereto, dated as of June 30, 2000 (the "Second Supplemental Indenture"), and the Third Supplemental Indenture thereto, dated as of November 16, 2001 (the "Third Supplemental Indenture", and such indenture as so supplemented, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities; and

         WHEREAS, the Company has, in accordance with an Officer's Certificate dated as of May 28, 1996, previously issued $200 million original aggregate principal amount of its 7 1/4% Notes due May 15, 2006 (the "7 1/4% Notes"); and

         WHEREAS, the Company has, in accordance with the Second Supplemental Indenture, previously issued $910 million aggregate original principal amount of its Zero Coupon Convertible Debentures due June 30, 2020 (the "Zero Coupon Debentures"); and

         WHEREAS, the Company has, in accordance with the Third Supplemental Indenture, previously issued $350 million aggregate original principal amount of its 6 5/8% Notes due 2011 (the "6 5/8% Notes"); and

         WHEREAS, pursuant to the Agreement and Plan of Merger dated as of May 8, 2002 (the "Merger Agreement") among the Guarantor, Weatherford U.S. Holdings, L.L.C., a Delaware limited liability company and an indirect, wholly owned subsidiary of the Guarantor, Weatherford Merger Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Guarantor ("Sub"), and the Company, Sub has agreed to merge with and into the Company (the "Merger"), with the Company being the surviving corporation in the Merger, following which the Company will be an indirect, wholly owned subsidiary of the Guarantor; and

         WHEREAS, in connection with such reorganization, the Guarantor has determined that it will be in the best interests of and beneficial to the Guarantor to enter into this Fourth Supplemental Indenture for the purposes of providing a guarantee of the 7 1/4% Notes, the Zero Coupon Debentures and the 6 5/8% Notes in accordance with the terms of this Fourth Supplemental Indenture; and

         WHEREAS, pursuant to the Merger Agreement, as of the effective time of the Merger (the "Effective Time"), each outstanding share of common stock of the Company ("Company Common Stock") shall be converted into the right to receive one validly issued, fully paid and nonassessable common share of the Guarantor ("Guarantor Common Shares"); and

         WHEREAS, pursuant to Section 1511 of the Indenture, as a result of the Merger, the Company is required to execute and deliver to the Trustee a supplemental indenture providing (i) that the Zero Coupon Debentures shall be convertible into Guarantor Common Shares and (ii) for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article FIFTEEN of the Indenture; and

         WHEREAS, Section 901(9) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to make provision with respect to the requirements of Article FIFTEEN of the Indenture; and

         WHEREAS, Sections 901(2) and 901(3) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add any additional Events of Default with respect to, and to add to the covenants of the Company for the benefit of, all or any series of Securities; and

         WHEREAS, Section 901(5) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to add to, change or eliminate any provisions of the Indenture in respect of one or more series of Securities; provided, that any such change or elimination does not adversely affect in any material respect any outstanding Security of any series created prior to the execution of such supplemental indenture; and

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fourth Supplemental Indenture to supplement and amend the Indenture in certain respects; and

         WHEREAS, all things necessary have been done to make this Fourth Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms.

         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company, the Guarantor and the Trustee mutually covenant and agree as follows:

                                  ARTICLE ONE

                           AMENDMENTS TO THE INDENTURE

         SECTION 101 Applicability of Amendments.

The amendments contained in this Article ONE of this Fourth Supplemental Indenture shall apply only to any series of Securities issued under the Indenture which have specifically been made subject to such amendments, and not to any other series of Securities issued under the Indenture, and any covenants provided in this Article ONE of this Fourth Supplemental Indenture are expressly being included solely for the benefit of such Securities and not for the benefit of any other series of Securities issued under the Indenture. These amendments shall be effective for so long as there remain Outstanding any Securities of a series to which the provisions of this Article ONE apply.

         SECTION 102 Definitions.

Section 101 of the Indenture is hereby amended, subject to Section 201 of this Fourth Supplemental Indenture, by inserting in their appropriate alphabetical positions, the following additional definitions:

         "Bankruptcy Law" shall mean the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., any successor thereto and any other law, rule or regulation, applicable in the premises, providing for or with respect to the liquidation, dissolution, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, rehabilitation or relief of debtors or any of their respective assets or liabilities.

         "Guarantees" shall have the meaning specified in Section 1801 hereof.

         "Guarantor" shall mean Weatherford International Ltd., a Bermuda exempted company, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor Person.

         "Indenture Obligations" shall have the meaning specified in Section 1801 hereof.

         "6 5/8% Notes" shall mean the 6 5/8% Notes due 2011 of the Company, issued and Outstanding from time to time under this Indenture.

         "7 1/4% Notes" shall mean the 7 1/4% Notes due May 15, 2006 of the Company, issued and Outstanding from time to time under this Indenture.

         "Zero Coupon Debentures" shall mean the Zero Coupon Convertible Debentures due June 30, 2020 of the Company, issued and Outstanding from time to time under this Indenture.

         SECTION 103 Notices.

Section 105 of the Indenture is hereby amended, subject to Section 201 of this Fourth Supplemental Indenture, by (a) deleting the period following existing subsection (ii) thereof and inserting in its place ", or", and (b) adding the following subsection (3) after said existing subsection (2):

         "(3) the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at: Weatherford International Ltd., c/o Weatherford International, Inc., 515 Post Oak Blvd., Suite 600, Houston, Texas 77027, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Guarantor."

         SECTION 104 Additional Events of Default.

Section 501 of the Indenture is hereby amended, subject to Section 201 of this Fourth Supplemental Indenture, by (a) inserting in existing subsections (4) and
(7) thereof, following the
words "to the Company" each time said words appear therein, the words "and the Guarantor", (b) adding the following subsections (8), (9), (10) and (11) after existing subsection (7), and (c) redesignating existing subsection (8) as subsection (12):

         "(8) default in the performance, or breach, of any covenant or warranty of the Guarantor in this Indenture, and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company and the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (9) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Guarantor or of any substantial part of the property of the Guarantor, or ordering the winding up or liquidation of its affairs, and the continuation of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

         (10) the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law for the relief of debtors or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law for the relief of debtors or the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or state law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of the property of the Guarantor, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Guarantor in furtherance of any such action; or

         (11) the Guarantee in respect of the Securities of that series ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of such Guarantee) or the Guarantor denies or disaffirms its obligations under such Guarantee; or"

         SECTION 105 Trustee Matters.

Section 605 of the Indenture is hereby amended, subject to Section 201 of this Fourth Supplemental Indenture, by adding the following sentence at the end of
Section 605:

         "The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 608 and 613, may otherwise deal with the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent."

         SECTION 106 Defeasance and Covenant Defeasance.

Article THIRTEEN of the Indenture is hereby amended, subject to Section 201 of this Fourth Supplemental Indenture, by adding the following Section 1307 after existing Section 1306:

         "SECTION 1307 Effects of Defeasance on Guarantor.

         Upon any defeasance in accordance with Section 1302 hereof of the Securities of a series to which this Section 1307 has been made applicable, the Guarantor shall be discharged from its obligations hereunder in respect of the Securities of such series to the same extent and subject to the same conditions as the Company is released from its obligations hereunder in respect of the Securities of such series. Upon any covenant defeasance in accordance with
Section 1303 hereof of the Securities of a series to which this Section 1307 has been made applicable, the Guarantor shall be discharged from its obligations under Section 1905(a) hereof in respect of the Securities of such series to the same extent and subject to the same conditions as the Company is released from its obligations in respect of the Securities of such series under Section 801 hereof."

         SECTION 107 Guarantee.

The Indenture is hereby amended, subject to Section 201 of this Fourth Supplemental Indenture, by adding the following Article NINETEEN to the Indenture following existing Article EIGHTEEN:

                                "ARTICLE NINETEEN

                            GUARANTEES OF SECURITIES

         SECTION 1901 Unconditional Guarantees.

                  (a) For value received, the Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders of Securities of each series to which this Article NINETEEN has been made applicable and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on such Securities, Liquidated Damages, if any, and all other amounts due and payable under this Indenture and such Securities by the Company to the Trustee or such Holders (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or such Holders in connection with the enforcement of this Indenture and the

         Guarantees) (collectively, the 'Indenture Obligations'), when and as such principal, premium, if any, interest, Liquidated Damages, if any, and other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of such Securities and this Indenture. The guarantees by the Guarantor set forth in this Article NINETEEN are referred to herein as the 'Guarantees'. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to the Trustee or such Holders under this Indenture and such Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                  (b) Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, the Guarantor will be obligated to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). Each Guarantee hereunder is intended to be a general, unsecured, senior obligation of the Guarantor and will rank pari passu in right of payment with all indebtedness of the Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee of the Guarantor. The Guarantor hereby agrees that, to the fullest extent permitted by applicable law, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of such Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any such Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on such Securities, or Liquidated Damages, if any, or any other amounts payable under this Indenture and such Securities by the Company to the Trustee or the Holders thereof, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of such Holders or, subject to Section 5.06 hereof, by such Holders, on the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantees without first proceeding against the Company.

                  (c) To the fullest extent permitted by applicable law, the obligations of the Guarantor under this Article NINETEEN shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or the Guarantor contained in any of such Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, the Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Trustee or any such Holder of any rights or remedies under any of such Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of such Securities, including all or any part of the rights of the Company or the Guarantor under this Indenture, (v) the extension of the time for payment by the Company or the Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of such Securities or this Indenture or of the time for performance by the Company or the Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or the Guarantor set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, rehabilitation or relief of, or other similar proceeding affecting, the Company or the Guarantor or any of their respective assets, or the disaffirmance of any of such Securities, the Guarantees or this Indenture in any such proceeding, (viii) the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of such Securities, the Guarantees or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Company or the Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or the Guarantor.

                  (d) To the fullest extent permitted by applicable law, the Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or the Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees without notice to them and (iii) covenants that its Guarantee will not be discharged except by complete performance of the Guarantees. To the fullest extent permitted by applicable law, the Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to any Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Guarantor, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

                  (e) The Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of such Securities until all of such Securities and the Guarantees thereof shall have been indefeasibly paid in full or discharged.

                  (f) A director, officer, employee or stockholder, as such, of the Guarantor shall not have any liability for any obligations of the Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

                  (g) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article NINETEEN and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article NINETEEN shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of such Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

         SECTION 1902 Execution and Delivery of Notation of Guarantees.

         To further evidence the Guarantees, the Guarantor hereby agrees that a notation of such Guarantees may be endorsed on each Security of a series to which this Article NINETEEN has been made applicable authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of the Guarantor.

         The Guarantor hereby agrees that its Guarantees shall remain in full force and effect notwithstanding any failure to endorse on any such Security a notation relating to the Guarantee thereof.

         If an officer of the Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Guarantor's Guarantee of such Security shall be valid nevertheless.

         The delivery by the Trustee of any Security of a series to which this Article NINETEEN has been made applicable, after the authentication thereof under this Indenture, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

         SECTION 1903 Reports by Guarantor.

         In addition to the certificates delivered to the Trustee pursuant to
Section 1904, the Guarantor shall file with the Trustee and the Commission, and transmit to Holders of Outstanding Securities of each series to which this Article NINETEEN has been made applicable, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

         SECTION 1904 Statement by Officer as to Default.

         The Guarantor shall, so long as any Securities of a series to which this Article NINETEEN has been made applicable are Outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year of the Company beginning in 2002, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Guarantor's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1904, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture. Such certificate shall comply with Section 314(a)(4) of the Trust Indenture Act.

         SECTION 1905 Limitations on Merger and Consolidation of Guarantor.

                  (a) The Guarantor shall, so long as any Securities to which this Article NINETEEN has been made applicable are Outstanding, not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:

                           (1) The Person formed by such consolidation or into
                  which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be an exempted company, corporation, partnership, limited liability company or trust and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Guarantor hereunder;

                           (2) immediately after giving effect to such
                  transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                           (3) the Guarantor has delivered to the Trustee an
                  officers' certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Section 1905(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety to any other Person in accordance with Section 1905(a), the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and such Securities and coupons and may liquidate and dissolve."

                                   ARTICLE TWO

                   SECURITIES TO WHICH ARTICLE ONE APPLICABLE

         SECTION 201 Securities to which Article One Applicable.

The Company and Guarantor hereby agree in accordance with Sections 901(2), 901(3) and 901(5) of the Indenture that the amendments to the Indenture set forth in Article ONE of this Fourth Supplemental Indenture are hereby made applicable to the 7 1/4% Notes, the Zero Coupon Debentures and the 6 5/8% Notes, and only to the Securities of these specified series.

                                  ARTICLE THREE

                                CONVERSION RIGHTS

         SECTION 301 Conversion Rights.

The Company and Guarantor hereby agree in accordance with Section 1511 of the Indenture that the holder of each Zero Coupon Debenture outstanding at the Effective Time shall have the right to convert such Zero Coupon Debenture into the number of Guarantor Common Shares equal to the number of shares of Company Common Stock deliverable upon conversion of such Zero Coupon Debenture immediately prior to the effective time of the Merger. Guarantor hereby agrees in accordance with Section 1511 of the Indenture to make any subsequent adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article FIFTEEN of the Indenture, and for such purpose (a) from and after the effective time of the Merger all references in Article FIFTEEN of the Indenture to "Common Stock", or to actions taken by or in respect of, or other circumstances existing with respect to, the Company (in respect of the Common Stock or otherwise) that require (or exempt the Company from making any) adjustment of the number of shares of such Common Stock issuable upon conversion of Zero Coupon Debentures and/or the Conversion Rate, or change of the securities or other property into which Zero Coupon Debentures shall be convertible shall, insofar as the same relate to or affect the convertibility, or conversion, of Zero Coupon Debentures, or the terms thereof, or the securities or other property into which Zero Coupon Debentures shall be convertible, be deemed to mean and refer to Guarantor Common Shares or actions taken by or in respect of, or circumstances existing with respect to, the Guarantor (in respect of the Guarantor Common Shares or otherwise), as the case may be, mutatis mutandis; (b) the references to the Company in each proviso in Section 1502, the third sentence of Section 1506(b), clause (y) of the first sentence of Section 1506(d)(2), Section 1508, and clauses (1), (2) and (3) of
Section 1510, shall be deemed to be references to the Guarantor, mutatis mutandis; (c) the Guarantor shall assume the obligations of the Company under
Section 1503, and its covenants in Section 1505, the fourth sentence of Section 1506(b), and the last independent clause of the penultimate sentence of Section 1506(f), and shall join with the Company in the supplemental indenture referred to in the first paragraph of Section 1511, of the Indenture; and (d)(i) the term "Board of Directors" as used in Sections 1506(a),1506(c), 1506(d)(2), 1506(d)(3) and 1506(e) shall be deemed to mean and refer to the Guarantor's board of directors, and the Company shall file with the Trustee a certified copy of their resolution containing any determination made pursuant thereto, and (ii) the Guarantor shall have the rights (and its board of directors shall make the determinations) provided for in Sections 1506(f) and 1513 of the Indenture.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

         SECTION 401 Integral Part.

This Fourth Supplemental Indenture constitutes an integral part of the Indenture to the extent provided in Section 201 hereof.

         SECTION 402 General Definitions.

For all purposes of this Fourth Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

         SECTION 403 Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Fourth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

         SECTION 404 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

         SECTION 405 Governing Law.

THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 406 Severability.

In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

         SECTION 407 Counterpart Originals.

The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 408 Successors.

All agreements of the Company or the Guarantor in this Fourth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.

         SECTION 409 Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 410 Benefit of Fourth Supplemental Indenture.

Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of Securities of any series to which the amendments of the Indenture set forth in Article ONE hereof have been made applicable, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

         SECTION 411 Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Fourth Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Fourth Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and the Guarantor and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fourth Supplemental Indenture and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first written above.



                                       WEATHERFORD INTERNATIONAL, INC.


                                       By:      /s/ BURT M. MARTIN
                                                --------------------------------
                                                Name: Burt M. Martin
                                                Title: Senior Vice President



                                       WEATHERFORD INTERNATIONAL LTD.


                                       By:      /s/ BURT M. MARTIN
                                                --------------------------------
                                                Name: Burt M. Martin
                                                Title: Director



                                       THE BANK OF NEW YORK


                                       By:      /s/ BARBARA A. BEVELAQUA
                                                --------------------------------
                                                Name: Barbara A. Bevelaqua
                                                Title:  Vice President





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